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                                                                  Exhibit (b)(4)

                                                                  EXECUTION COPY

                             SHARE PLEDGE AGREEMENT

       This SHARE PLEDGE AGREEMENT, dated as of August 1, 2002 (this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and BARCLAYS BANK PLC, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

       WHEREAS, reference is made to that certain Senior Credit Agreement dated August 1, 2002 (as it may be amended, restated, supplemented, novated or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among (i) Four Seasons Healthcare Limited, a company incorporated in England and Wales with registered number 3782935 ("PARENT"), (ii) Four Seasons Healthcare Holdings PLC, a company incorporated in England and Wales with registered number 3806216 ("FSHC HOLDCO"), (iii) the companies listed in Schedule 3 thereto (the "INITIAL GUARANTORS"), (iv) Barclays Bank PLC as mandated lead arranger (the "ARRANGER"),
(v) the financial institutions listed in Schedule 1 thereto (the "LENDERS"),
(vi) Barclays Bank PLC, in its capacity as facility agent for the Lenders under the Senior Finance Documents (the "FACILITY AGENT"), and (vii) Barclays Bank PLC, in its capacity as agent and trustee for the Finance Parties under the Security Documents (the "COLLATERAL AGENT").

       WHEREAS, each Grantor is an Obligor under the Credit Agreement and, among other things, has guaranteed the obligations of the other Obligors under the Senior Finance Documents pursuant to Clause 17 (Guarantee and Indemnity) of the Credit Agreement; and

       WHEREAS, in consideration of the extensions of credit and other accommodations of the Finance Parties as set forth in the Credit Agreement and the other Senior Finance Documents, respectively, each Grantor has agreed to secure such Grantor's obligations under the Senior Finance Documents as set forth herein; and

       NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

       1.1. GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

       "AGREEMENT" shall have the meaning set forth in the preamble.

       "ADDITIONAL GRANTORS" shall have the meaning assigned in Section 4.3.

       "CASH PROCEEDS" shall have the meaning assigned in Section 6.3.

       "COLLATERAL" shall have the meaning assigned in Section 1.3.

       "COLLATERAL AGENT" shall have the meaning set forth in the preamble.


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       "COLLATERAL RECORDS" shall mean (i) all "records" as defined in Article 9 of the UCC and (ii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

       "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

       "GOVERNMENTAL AUTHORITY" shall mean any governmental or regulatory (including stock exchange) authority, agency, court, commission, body or other governmental entity.

       "GRANTORS" shall have the meaning set forth in the preamble.

       "LENDER" shall have the meaning set forth in the recitals.

       "OBLIGATIONS" means all obligations of every nature from time to time owed by any Obligor under any Senior Finance Document, whether for principal, interest, fees, expenses, indemnification, reimbursement of a drawing under a Bank Guarantee or otherwise.

       "PERMITTED SALE" shall mean those sales, transfers or assignments permitted by Clause 20.3 (Disposals and security undertakings) of the Credit Agreement.

       "PERSON" shall mean any individual, corporation, general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

       "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock and Pledged LLC Interests.

       "PLEDGED LLC INTERESTS" shall mean, with respect to any Grantor, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3.2 under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests of such Grantor and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

       "PLEDGED STOCK" shall mean, with respect to any Grantor, all shares of capital stock issued by any Person owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 3.2 under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares of such Grantor, any interest in any shareholder agreement relating to such shares of such Grantor, and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

       "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.


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       "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the
UCC, (ii) any payments or distributions made with respect to any Pledged Equity Interests and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

       "RECORD" shall have the meaning specified in Article 9 of the UCC.

       "SECURED OBLIGATIONS" shall have the meaning assigned in Section 2.1.

       "SECURED PARTIES" means the Arranger , each Agent, each Lender, each Ancillary Lender, each Issuing Lender and each Hedging Lender and shall include, without limitation, all former such Persons to the extent that any Obligations owing to such Persons have not been paid or satisfied in full.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

       "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

       1.2. DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

       1.3. GRANT OF SECURITY. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest and continuing Security Interests on all of such Grantor's right, title and interest in, to and under all of the following personal property of such Grantor, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "COLLATERAL"):

              (a) Pledged Stock;

              (b) Pledged LLC Interests;

              (c) to the extent not otherwise included above, all Collateral Records relating to any of the foregoing; and


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              (d) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

SECTION 2. SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

       2.1. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral of each Grantor is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof), whether or not a claim is allowed against such Grantor for such amount in the related bankruptcy proceeding), of all Obligations with respect to such Grantor (the "SECURED OBLIGATIONS"); PROVIDED THAT anything contained in this Agreement to the contrary notwithstanding, the Secured Obligations of any Grantor under this Agreement shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Grantor's Secured Obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of such Bankruptcy Code or any applicable provisions of comparable law of one or more of the states or Governmental Authorities comprising the United States of America (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Grantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Grantor (a) in respect of intercompany indebtedness to any Group Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Grantor hereunder and (b) under any guarantee of senior unsecured indebtedness or indebtedness subordinated in right of payment to obligations of the Obligors outstanding under this Agreement or the Senior Finance Documents, which guarantee contains a limitation as to maximum amount similar to that set forth in this proviso pursuant to which the liability of such Grantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar right of such Grantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Grantor and other Obligors or affiliates of the Obligors of obligations arising under the Senior Finance Documents by such parties.

       2.2. GRANTORS REMAIN LIABLE. Anything contained herein to the contrary notwithstanding, (i) each Grantor shall remain liable under any limited liability company agreement relating to any Pledged LLC Interest and any shareholder agreement relating to any Pledged Equity Interest, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the shareholder agreements included in the Collateral and (iii) neither the Collateral Agent nor any Secured Party nor any purchaser at a foreclosure sale shall have any obligation or liability under any limited partnership agreement relating to any Pledged LLC Interests or any shareholder agreement relating to any Pledged Equity Interests by reason of this Agreement, nor shall the Collateral Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.



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SECTION 3. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

       3.1. GENERALLY.

              (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants that:

              (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Security Interest, rights or claims of all other Persons;

              (ii) the full legal name of such Grantor is as set forth on
       Schedule 3.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule
       3.1 (B) (as such schedule may be amended or supplemented from time to time);

              (iii) it has indicated on Schedule 3.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor,
       (y) the chief executive office or sole place of business (or the principal residence if such Grantor is a natural person) of such Grantor and (z) the organizational identification number, if any, of such Grantor;

              (iv) except as provided on Schedule 3.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

              (v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 3.1 (D) hereof (as such schedule may be amended or supplemented from time to time);

              (vii) upon compliance with the requirements of Section 3.2(c) of this Agreement, all actions and consents necessary or desirable to create, perfect or ensure the first priority Security Interests hereunder have been made or obtained and the security interests granted to the Collateral Agent hereunder will constitute valid and perfected first priority Security Interests on all of the Collateral;

              (viii) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office;

              (ix) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for either (i) the pledge or grant by any Grantor of the Security Interests purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or


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       provided for by applicable law), except as may be required, in connection with the disposition of any Pledged Shares, by laws generally affecting the offering and sale of securities; and

              (x) all information supplied by any Grantor on any schedule to this Agreement is accurate and complete in all material respects.

              (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

              (i) except for the Security Interest created by this Agreement, it shall not create or suffer to exist any Security Interests upon or with respect to any of the Collateral, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

              (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any applicable statute, regulation or ordinance (except any violation that has not had and is not reasonably likely to have a Material Adverse Effect) or in violation of any policy of insurance covering the Collateral;

              (iii) it shall not change its name, type of organization, jurisdiction of organization, chief executive office or corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days (or such lesser time as may be agreed by the Collateral Agent) prior to any such change or establishment, identifying such new proposed name, type of organization, jurisdiction of organization, chief executive office or corporate structure and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

              (iv) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

              (v) it shall not take or permit any action which could impair the Collateral Agent's rights in the Collateral; and (vi) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as Permitted Sales or as otherwise permitted under the Credit Agreement.

       3.2. PLEDGED EQUITY INTERESTS.

              (a) REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants, on the date of this Agreement, the date of each Drawdown Request, each Drawdown Date and the first day of each Interest Period, that:


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              (i) Schedule 3.2(A) (as such schedule may be amended or
       supplemented from time to time) sets forth under the heading "Pledged Stock" and "Pledged LLC Interests," respectively, all of the Pledged Stock and Pledged LLC Interests owned by any Grantor and such Pledged Equity Interest constitutes the percentage of issued and outstanding shares of stock or percentage of membership interests of the respective issuers thereof indicated on such Schedule;

              (ii) it is the record and beneficial owner of the Pledged Equity Interests free of all Security Interests, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

              (iii) no consent of any Person including any other shareholder is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

              (iv) none of the Pledged LLC Interests are or represent interests in issuers that are : (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction; and

              (v) each Grantor has taken all actions necessary or desirable, including those specified in Section 3.2(c), to: (a) establish the Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Pledged Equity Interests constituting Certificated Securities or Uncertificated Securities or Securities Entitlements (each as defined in the UCC).

              (b) COVENANTS AND AGREEMENTS. Each Grantor hereby covenants and agrees that:

              (i) without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of the Collateral Agent's security interest, (b) waive any default under or the breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest in any way that adversely affects the validity, perfection or priority of the Collateral Agent's security interest, or
       (c) cause any issuer of any Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged LLC Interests to be treated as securities for purposes of the UCC; PROVIDED, however, notwithstanding the foregoing, if any issuer of any Pledged LLC Interests takes any such action in violation of the -------- foregoing in this clause (c), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof;

              (ii) in the event it acquires rights in any Pledged Equity Interests after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and


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       agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 3.2 as required hereby;

              (iii) except as provided in the next sentence or in the Credit Agreement, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within 10 days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Pledged Equity Interests (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all ordinary cash dividends and distributions and all payments of interest;

              (iv) it shall comply with all of its obligations under any limited liability company agreement relating to Pledged LLC Interests;

              (v) without the prior written consent of the Collateral Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company; and

              (vi) each Grantor consents to the grant by each other Grantor of a security interest in all Pledged Equity Interests to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a shareholder or member (as the case may be) with all the rights and powers related thereto.

              (c) DELIVERY AND CONTROL. Each Grantor agrees that with respect to any Pledged Equity Interests in which it currently has rights it shall comply with the provisions of this Section 3.2(c) on or before the date hereof and with respect to any Pledged Equity Interests hereafter acquired by such Grantor it shall comply with the provisions of this Section 3.2(c) promptly upon acquiring rights therein, in each case in form and substance satisfactory to the Collateral Agent. With respect to any Pledged Equity Interest that is represented by a certificate or that is an "instrument", it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Pledged Equity Interest that is an "uncertificated security" for purposes of the UCC, it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Pledged Equity Interests to its name or the name of its nominee or agent. In addition, the Collateral


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Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to exchange any certificates or instruments representing any Pledged Equity Interest for certificates or instruments of smaller or larger denominations.

              (d) VOTING AND DISTRIBUTIONS.

              (i) So long as no Event of Default shall have occurred and be continuing:

       (A) except as otherwise provided in Section 3.2(b)(i) of this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; PROVIDED, no Grantor shall exercise or refrain from exercising any such right if such exercise would constitute a breach of a representation or obligation under the Credit Agreement or would adversely affect the validity or enforceability of this Agreement or the Collateral Agent's rights hereunder or the transferability of such Pledged Equity Interests or would adversely affect the validity, perfection or priority of the Collateral Agent's security interest; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 3.2(d)(i)(A), and no notice of any such voting or consent need be given to the Collateral Agent; and

       (B) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

              (ii) Upon the occurrence and during the continuation of an Event of Default:

       (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

       (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 5.


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SECTION 4. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL
GRANTORS.

       4.1. ACCESS; RIGHT OF INSPECTION. The Collateral Agent shall at all times have full and free access during normal business hours and upon reasonable prior written notice to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at all times during normal business hours upon reasonable prior written notice also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

       4.2. FURTHER ASSURANCES.

              (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

              (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

              (ii) at the Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

              (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may reasonably determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

       4.3. ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an "ADDITIONAL GRANTOR"), by executing a counterpart to this agreement by which it agrees to be bound hereby as though it were an original signatory hereto and provides supplements to the schedules hereto with respect to itself and its Collateral. Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of any Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 5. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

       5.1. POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

       (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

       (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

       (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

       (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

       (e) to prepare and file any UCC financing statements against such Grantor as debtor;

       (f) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Security Interests levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand;

       (g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes; and

              (h) to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

       5.2. NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their or their affiliates' officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 6. REMEDIES.

       6.1. GENERALLY.

              (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may, without notice except as specified below or required under the UCC, sell, assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

              (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

       (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

       (d) If the Collateral Agent sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral.

       (e) The Collateral Agent shall have no obligation to marshall any of the Collateral.

6.2. PLEDGED EQUITY INTERESTS.

       (a) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests conducted without prior registration or qualification of such Pledged Equity Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Equity Interests, upon written request, each Grantor shall and shall cause each issuer of any Pledged Equity Interest to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Equity Interests which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

       6.3. CASH PROCEEDS. All proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "CASH PROCEEDS") following the occurrence and during the continuance of an Event of Default shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent.

       6.4. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: FIRST, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; SECOND, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and THIRD, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 7. COLLATERAL AGENT.

       The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Senior Finance Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedging Agreement) under all Hedging Agreements. In furtherance of the foregoing provisions of this Section, each Hedging Lender and Ancillary Lender, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Hedging Lender or Ancillary Lender that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Section. The Collateral Agent may resign or be removed and a successor Collateral Agent may be appointed, all in accordance with Clause 22.9 of the Credit Agreement. After any retiring or removed Collateral Agent's resignation or removal as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 8. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

       This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Bank Guarantees, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Secured Party may assign or otherwise transfer any Advances held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Bank Guarantees, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 9. STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

       The powers conferred on the Collateral Agent hereunder are solely to protect its interest, for the benefit and on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor.

SECTION 10. MISCELLANEOUS.

       Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 25 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Senior Finance Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Senior Finance Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. Subject to Clause 27 (Changes to Parties) of the Credit Agreement, any Secured Party may assign or grant participations in its Secured Obligations without affecting the validity of this Agreement. This Agreement and the other Senior Finance Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Senior Finance Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement may be amended only in writing signed by the Grantors and the Collateral Agent. The Grantors and the Secured Party hereby irrevocably waive all rights to a trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                FOUR SEASONS HEALTH CARE (CAPITAL) LIMITED

                                By: /s/ Hamilton Anstead
                                    --------------------------------------
                                Name: Hamilton Anstead
                                Title: Director


                                BARCLAYS BANK PLC, as the Collateral Agent

                                By: /s/ Gordon Watters
                                    --------------------------------------
                                Name:  Gordon Watters
                                Title: Director

                                                                    SCHEDULE 3.1
                                                       TO SHARE PLEDGE AGREEMENT

                               GENERAL INFORMATION

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

                                                                                       Chief Executive Office (or
                                                              Jurisdiction of          Residence if Grantor is a      Organization
      Full Legal Name           Type of Organization            Organization                Natural Person)              I.D. #
      ---------------           --------------------            ------------                ---------------              ------
  Four Seasons Health Care     Private Limited Company         United Kingdom        Emerson Court, Alderley Road,       4470724
     (Capital) Limited                                                                 Wilmslow, Cheshire SK9 1NX

(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

       NAME OF GRANTOR                    DESCRIPTION OF AGREEMENT
       ---------------                    ------------------------

       N/A                                N/A

(C) Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

       FULL LEGAL NAME                    TRADE NAME OR FICTITIOUS BUSINESS NAME
       ---------------                    --------------------------------------

       N/A                                N/A

(D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

       NAME OF GRANTOR          DATE OF CHANGE             DESCRIPTION OF CHANGE
       ---------------          --------------             ---------------------

       N/A                      N/A                        N/A

(E)    Financing Statements:

       NAME OF GRANTOR                                    FILING JURISDICTION(S)
       ---------------                                    ----------------------

       N/A                                                N/A

                                                                    SCHEDULE 3.2
                                                       TO SHARE PLEDGE AGREEMENT


                                                             PLEDGED STOCK
                                                                                                                        % OF
                                                                                                                     OUTSTANDING
                                                    CERTIFICATED         STOCK                          NO. OF       STOCK OF THE
GRANTOR         STOCK ISSUER      CLASS OF STOCK       (Y/N)         CERTIFICATE NO.   PAR VALUE     PLEDGED STOCK   STOCK ISSUER
-------         ------------      --------------       -----         ---------------   ---------     -------------   ------------





                                                   PLEDGED LLC INTERESTS

                                                                                                  % OF OUTSTANDING LLC
                                                                                                    INTERESTS OF THE
                             LIMITED LIABILITY      CERTIFICATED  CERTIFICATE NO.     NO. OF        LIMITED LIABILITY
        GRANTOR                   COMPANY              (Y/N)         (IF ANY)      PLEDGED UNITS        COMPANY
------------------------  ------------------------  ------------  ---------------  -------------  --------------------
Four Seasons Health Care  Delta I Acquisition, LLC      Yes             1                1               100%
  (Capital) Limited
------------------------  ------------------------  ------------  ---------------  -------------  --------------------

                                                                       EXHIBIT A
                                                       TO SHARE PLEDGE AGREEMENT


                                PLEDGE SUPPLEMENT

       This PLEDGE SUPPLEMENT, dated _____________, is delivered pursuant to the Stock Pledge Agreement, dated as of ________, 2002 (as it may be from time to time amended, restated, modified or supplemented, the "PLEDGE AGREEMENT"), among [NAME OF BORROWER], the other Grantors named therein, and Barclays Bank PLC as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

       Grantor hereby confirms the grant to the Collateral Agent set forth in the Pledge Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor's right, title and interest in and to all Collateral to secure its Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located [and hereby agrees to be bound by the terms of the Pledge Agreement as a Grantor and as an Additional Grantor thereunder as though it had been an original signatory thereto]. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Pledge Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Pledge Agreement.

       IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                      [NAME OF GRANTOR]


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                      SUPPLEMENT TO SCHEDULE 3.1
                                                       TO SHARE PLEDGE AGREEMENT

Additional Information

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

                                                                  Chief Executive Office
                                                                     (or Residence if
                                  Type of       Jurisdiction of        Grantor is a         Organization
       Full Legal Name          Organization      Organization        Natural Person)          I.D. #
-----------------------------   ------------    ---------------   ----------------------    ------------



(B) Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

       NAME OF GRANTOR                    DESCRIPTION OF AGREEMENT
       ---------------                    ------------------------



(C) Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

       FULL LEGAL NAME                    TRADE NAME OR FICTITIOUS BUSINESS NAME
       ---------------                    --------------------------------------



(D) Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

       NAME OF GRANTOR             DATE OF CHANGE          DESCRIPTION OF CHANGE
       ---------------             --------------          ---------------------



(E)    Financing Statements:

       NAME OF GRANTOR                       FILING JURISDICTION(S)
       ---------------                       ----------------------

                                                      SUPPLEMENT TO SCHEDULE 3.2
                                                TO SECURITY AND PLEDGE AGREEMENT


Additional Information:

Pledged Equity Interests

                                                                       EXHIBIT B
                                                       TO SHARE PLEDGE AGREEMENT


                   UNCERTIFICATED SECURITIES CONTROL AGREEMENT

       This Uncertificated Securities Control Agreement (this "AGREEMENT") dated as of _________, 2002 among __________________ (the "Pledgor"), Barclays Bank
PLC, as collateral agent for the Secured Parties, (the "COLLATERAL AGENT") and ______________, a _________________ corporation (the "ISSUER"). Capitalized terms used but not defined herein shall have the meaning assigned in the Share Pledge Agreement dated [as of the date hereof], among the Pledgor, the other Grantors party thereto and the Collateral Agent (the "PLEDGE AGREEMENT"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

       SECTION 1.REGISTERED OWNERSHIP OF SHARES. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of ___________ shares of the Issuer's [common] stock (the "PLEDGED SHARES") and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

       SECTION 2.INSTRUCTIONS. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

       SECTION 3.ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants to the Collateral Agent:

       (a) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

       (b) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with Instructions as set forth in Section 2 hereof.

       (c) Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any Security Interests, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

       (d) This Agreement is the valid and legally binding obligation of the Issuer.

       SECTION 4.CHOICE OF LAW. This Agreement shall be governed by the laws of the State of New York.

       SECTION 5.CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of


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

any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

       SECTION 6.VOTING RIGHTS. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

       SECTION 7.SUCCESSORS; ASSIGNMENT. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

       SECTION 8.INDEMNIFICATION OF ISSUER. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer's negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such claims, actions or suits arise from the Issuer's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

       SECTION 9.NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:                       [INSERT ADDRESS]
                               Attention:

                               Telecopier:

Collateral Agent:              [INSERT ADDRESS]
                               Attention:
                               Telecopier:

Issuer:                        [INSERT ADDRESS]
                               Attention:
                               Telecopier:

       Any party may change its address for notices in the manner set forth above.

       SECTION 10. TERMINATION. The obligations of the Issuer to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Pledge Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent's security interest in the Pledged Shares pursuant to the terms of the Pledge Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

       SECTION 11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                                     [NAME OF PLEDGOR]


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     BARCLAYS BANK PLC,
                                     as Collateral Agent


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     [NAME OF ISSUER]


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A


                        [Letterhead of Collateral Agent]

                                     [Date]


[Name and Address of Issuer]

Attention:
          -----------------------------------------------

                      Re: Termination of Control Agreement
                          --------------------------------

       You are hereby notified that the Uncertificated Securities Control Agreement between you, [THE PLEDGOR] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Control Agreement) from [THE PLEDGOR]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [THE PLEDGOR] pursuant to any other agreement.

       You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

                                       Very truly yours,

                                       BARCLAYS BANK PLC
                                       as Collateral Agent

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:




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